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                                                                    EXHIBIT 99.1



[QLT LOGO]     887 Great Northern Way           t 604.707.7000
               Vancouver, BC Canada V5T 4T5     f 604.707.7001
                                                www.qltinc.com


news release


                       QLT ACQUIRES FULL RIGHTS TO ACZONE,
                        BY MUTUAL AGREEMENT WITH ASTELLAS

FOR IMMEDIATE RELEASE                                               JULY 5, 2005

VANCOUVER, BC--QLT Inc. (NASDAQ: QLTI; TSX; QLT) announced today that by mutual agreement it will acquire all rights to Aczone gel for the treatment of inflammatory and non-inflammatory acne, ending its Collaboration, Licensing and Supply Agreement partnership with Astellas US LLC ("Astellas").

"During ongoing labeling discussions with the U.S. Food and Drug Administration
(FDA) and related business discussions between QLT and Astellas, it became clear that Aczone has the potential to be a more significant and strategic commercial opportunity for QLT than Astellas," said Paul Hastings, President & Chief Executive Officer of QLT Inc. "The opportunity to acquire Aczone enables QLT to take another important step toward our strategy to market our own products and manage our business for continuous growth by establishing our own commercial organization."

QLT anticipates action from the FDA on Aczone imminently.

Through an agreement entered into today with Astellas, QLT USA, Inc., a wholly owned subsidiary of QLT, acquires full marketing rights to Aczone gel in the United States, Canada and Mexico from Astellas US LLC, recently formed through the merger of Fujisawa Pharmaceutical Company, Ltd. and Yamanouchi Pharmaceutical Co., Ltd. As a result of this transaction, QLT now owns worldwide rights to Aczone.

There are approximately seven million new cases of acne diagnosed each year in the U.S. and the total topical acne prescription market is $800M.

About Aczone

Aczone is an aqueous topical gel containing 5% dapsone. Combining dapsone in a Solvent Microparticulate (SMP) gel enables dapsone to be applied topically and safely. In two randomized double-blind, vehicle controlled clinical studies in 3000 acne patients, Aczone gel achieved statistically significant percent reduction in the number of acne lesions and better success rate on the Global Acne Assessment Score. The most common adverse events reported from controlled clinical trials include oiliness/peeling, dryness, and erythema. There were no significant differences in the adverse event rates between Aczone gel and vehicle control treated patients.

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About QLT Inc.

QLT Inc. is a global biopharmaceutical company specializing in developing treatments for cancer, eye diseases and dermatological and urological conditions.

We have combined our expertise in the discovery, development, commercialization and manufacture of innovative drug therapies with our unique technology platforms to create highly successful products such as Visudyne(R) and Eligard(R).

For more information, visit the company website at www.qltinc.com.

                                      -30-
QLT Inc.:
Vancouver, Canada
Tamara Hicks
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001

Visudyne is a registered trademark of Novartis AG
Eligard is a registered trademark of Sanofi-Aventis

QLT Inc. is listed on The Nasdaq Stock Market under the trading symbol "QLTI" and on The Toronto Stock Exchange under the trading symbol "QLT."

Certain statements in this press release constitute "forward-looking statements" of QLT within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the statements with respect to: the potential of Aczone to be a significant opportunity for QLT, predictions as to FDA action and when a final statement from the FDA on Aczone will be forthcoming, the anticipated market potential for Aczone, how and where Aczone will be marketed, and QLT's intentions to market its own products and develop its own commercial organization; and those statements using words such as "will," "potential," "expected," "anticipates" and "pending." Forward-looking statements are predictions only and actual events or results may differ materially from those reflected in the forward-looking statement. Factors that could cause actual events or results to differ materially include, but are not limited to: the risk that regulatory approval for Aczone might not be obtained, might not be obtained when projected or might be obtained subject to unfavourable conditions, the risk that the QLT's assessment of Aczone's market potential might be incorrect or that QLT will not effectively develop a commercial marketing or sales organization for Aczone or other products, and other material risk factors which are described in detail in QLT's Annual Information Form on Form 10-K, quarterly reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on QLT's current expectations and QLT does not assume any obligation to update such information to reflect later events or developments, except as may be required by law.



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